                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by registrant  /x/

Filed by a party other than the registrant / /

Check the appropriate box:

  / /    Preliminary proxy statement

  /x/    Definitive proxy statement

  / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  / /    Definitive additional materials

  / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      TECHNICAL COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
     (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       /x/   No fee required

       / / Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

             -----------------------------------------------------------------

       (2)   Aggregate number of securities to which transactions applies:

             -----------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

             -----------------------------------------------------------------


------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

       (4)   Proposed maximum aggregate value of transaction:

             -----------------------------------------------------------------

       (5)   Total fee paid:

             -----------------------------------------------------------------

       / /   Fee paid previously with preliminary materials.

       / /   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:

             -----------------------------------------------------------------

       (2)   Form, schedule or registration statement no.:

             -----------------------------------------------------------------

       (3)   Filing party:

             -----------------------------------------------------------------

       (4)   Date filed:

             -----------------------------------------------------------------

                      TECHNICAL COMMUNICATIONS CORPORATION



                    Notice of Annual Meeting of Stockholders
                           To Be Held February 8, 1999


To our Stockholders:


Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), will be held at the Company's offices, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m. on Monday, February 8, 1999:

         1. To elect two (2) Class II Directors named herein, each to serve for a term of three (3) years or until their respective successors have been duly elected and qualified;

         2. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the Company for the fiscal year ending October 2, 1999; and

         3. To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record on the books of the Company at the close of business on December 11, 1998, are entitled to notice of and to vote at the Meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

All stockholders are cordially invited to attend the Meeting.

                                    By Order of the Board of Directors,



                                    Edward E. Hicks, Clerk

Concord, Massachusetts
January 5, 1999

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                      TECHNICAL COMMUNICATIONS CORPORATION


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                                February 8, 1999

Proxies enclosed with this proxy statement are solicited by and on behalf of the Board of Directors (the "Board") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices, 100 Domino Drive, Concord, Massachusetts, at 10:00 a.m. on Monday, February 8, 1999, and at any adjournments thereof.

SHARES OUTSTANDING AND VOTING PROCEDURES

Only holders of record of outstanding shares of the Company's Common Stock as of the close of business on December 11, 1998, are entitled to notice of and to vote at the Meeting.

As of December 11, 1998, there were 1,294,541 shares of the Company's Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

The Technical Communications Corporation Employees' Stock Ownership Plan (the "ESOP") was terminated on October 1, 1997. The Internal Revenue Service determined that such termination does not affect the qualified status of the Plan. All vested shares of the ESOP will be distributed early in fiscal year 1999. Participants in the ESOP who execute proxies will have the shares allocated to their accounts voted by the Trustee of the ESOP as they direct.
The ESOP also provides that the Trustee vote any shares allocated to participants' accounts as to which he has not received voting instructions (as well as unallocated shares) in the same proportion as shares in participants' accounts as to which voting instructions are received. The Trustee of the ESOP has indicated that he intends to follow these pass-through voting provisions of the ESOP unless doing so would conflict with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to the prudence requirements of ERISA.

If the enclosed proxy is properly marked, signed and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented by proxy will be voted in accordance with the instructions marked thereon. The proxy is in ballot form so that a specification may be made (i) to grant or withhold authority to vote for the election of Directors, and (ii) to vote for or against, or abstain from voting on, the ratification of the firm of Arthur Andersen LLP as the Company's auditors. Signed proxies returned to the Company and not marked to the contrary will be voted in favor of each of the proposals set forth in the proxy. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Clerk of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by Management of the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

It is expected that this proxy statement and the accompanying proxy, and an Annual Report to Stockholders, containing financial statements for the fiscal year ended October 3, 1998, will be mailed to stockholders on or about January 5, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 11, 1998, the ownership of common stock of the Company by any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company's common stock outstanding and entitled to vote as of such date.

                                                            Beneficial Ownership         Percent of
         Name and Address                                   (Number of Shares)(1)        Class (1)
         ----------------                                   ---------------------        ---------

         Carl H. Guild, Jr., Trustee                                78,975 (2)              6.1% (2)
         Technical Communications Corporation Employees'
         Stock Ownership Trust
         100 Domino Drive
         Concord, MA  01742-2892

         Martindale Andres & Company, Inc.                          77,000 (3)              5.9% (3)
         200 Four Falls Corporate Center
         Suite 200
         West Conshohocken, PA  19428

         M. Mahmud Awan                                            199,028 (4)             15.4% (4)
         c/o TechMan International Corporation
         242 Sturbridge Road
         Charlton City, MA 01508-0949

         Quest Advisory Corporation                                127,200 (5)              9.8% (5)
         c/o Charles M. Royce
         1414 Avenue of the Americas
         New York, NY  10019

         (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

         (2) Held as Trustee for the ESOP and represents shares that are allocated to the participants. Until vested shares of the terminated plan have been distributed, each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The ESOP provides that the Trustee shall vote any shares allocated to participants' accounts as to which he has not received voting instructions in the same proportion as to which voting rights are received. Mr. Guild disclaims beneficial ownership of these 78,975 shares. As a result of Internal Revenue Service determination that the October 1, 1997 termination of the Company's ESOP Plan does not affect the qualified status of the Plan, all vested shares of the terminated plan will be distributed early in fiscal year 1999.

         (3) The nature of ownership of Martindale Andres & Company ("MAC") as set forth herein is based upon a Schedule 13D filed with the Securities and Exchange Commission ("SEC") on September 15, 1998. The Schedule 13D was filed on behalf of a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) consisting of Dr. Mahmud Awan, Philip A. Phalon, Robert B. Bregman and William C. Martindale, Jr., principal of MAC. Of the 77,000 shares, Mr. Martindale has sole dispositive and voting power over 10,000 shares and shared dispositive and voting power over 67,000 shares.

         (4) Dr. Awan individually owns 118,850 shares of Common Stock. TechMan International Corporation, which is wholly owned by Dr. Awan, owns 80,178 shares of Common Stock.

         (5) The nature of ownership of Quest Advisory Corporation ("Quest") as set forth herein is based upon their Schedule 13G on file with the SEC. Quest in its capacity as investment advisor may be deemed the beneficial owner of the 127,200 shares indicated in the above table, which shares are owned by numerous clients of Quest. Mr. Royce disclaims beneficial ownership of the 127,200 shares owned by Quest.



                            I. ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

A.  Number of and Nominees for Directors

         It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect as Class II Directors Mr. David A. B. Brown and Mr. Robert T. Lessard. Each nominee for director will be elected to hold office until the 2002 Annual Meeting of Stockholders or until his successor is elected and qualified. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but, if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors as a lesser number. Both nominees are currently directors of the Company.

         The following table sets forth the year each director first became a director, the position currently held by each director with the Company, their principal occupation during the past five years, any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended, and their age. The terms of the Class I Directors expire at the 2001 Annual Meeting of Stockholders; the terms of the Class II Directors expire at the 1999 Annual Meeting of Stockholders; and the terms of the Class III Directors expire at the 2000 Annual Meeting of Stockholders.

                                                                                 Amount and
                                      Positions and                              Nature of              Percent
   Name and Year First                Offices                                    Beneficial Ownership    of
   Became a Director (1) (2)         with the Company           Age             (# of shares)(3)         Class(3)
   ------------------------          ----------------           ---             ----------------         --------

Dr. Mahmud Awan (4) (18)              Director,                  46              199,028(5)              14.1%
1998 - Class I Director               Chairman of the Board

Mitchell B. Briskin (6)               Director                   39                  417(7)               0.0%
1998 - Class I Director


                                       4


David A. B. Brown (8) (18)            Director                   55                  300                  0.0%
1998 - Class II Director

Robert T. Lessard (9)                 Director                   58                1,418(10)              0.1%
1997 - Class II Director

Carl H. Guild, Jr. (11)               Director,                  55               85,413(12)              6.1%
1997 - Class III Director             Vice Chairman of the
                                      Board, Chief
                                      Executive Officer and
                                      President

Donald Lake (13)                      Director                   54                  417(7)               0.0%
1998 - Class III Director

Thomas E. Peoples (14)                Director                   50                  417(7)               0.0%
1998 - Class III Director

Non-Director Officers

John I. Gill - 1985(15)               Executive Vice             59               19,551(16)              1.4%
                                      President

All  directors,   director  nominees                                             306,961(17)             23.9%
and officers as a group (8 persons)

          (1) Roland Gerard resigned from the Board on February 13, 1998. Prior to that time he served as the President and Chief Executive Officer. Dale A. Peterson served as President from March 2, 1998 until his resignation from the Company on September 19, 1998. James A. McCalmont resigned from the Board on January 13, 1998. Arnold McCalmont resigned from the Board on July 16, 1998. Herbert Lerner resigned from the Board and from the positions of Treasurer and Chief Financial Officer on November 19, 1998. On April 30, 1998, Mr. Briskin, Mr. Lake and Mr. Peoples were all elected by the Board to fill vacancies on the Board resulting from resignations.

          (2) Philip A. Phalon did not continue as a director after the 1998 Annual Meeting of Stockholders on August 14, 1998.

          (3) Unless otherwise indicated, each of the persons named in the table has sole voting and investment powers with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned plus shares that may be acquired by such person or group within sixty days, upon the exercise of stock options. Unless otherwise indicated herein, none of the persons named in this table is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. None of the persons named in the table, nor any of their respective associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Except as otherwise described herein, none of the persons named in this table own any security of the Company of record but not beneficially.

          (4) Dr. Awan joined the Board of Directors and became Chairman of the Board on November 19, 1998, following settlement of the litigation set forth in Section I.F herein. Dr. Awan has served as Chairman and Chief Executive Officer of TechMan International Corporation, a privately held manufacturer of fiber optic medical devices and communication systems, since 1982. Mr. Awan was a member of the 13D Group as defined in Section I.F herein.

          (5) Includes 80,178 shares owned by TechMan International, which is wholly owned by Dr. Awan.

          (6) Mr. Briskin, a principal at Concord Investment Partners since 1995, was deemed re-elected to the Board of Directors as of August 14, 1998, in accordance with the terms of the aforementioned settlement of the litigation. From 1990 to 1995, Mr. Briskin was General Manager at General Chemical Corporation; previously, he was a lawyer with Patterson, Belknap, Webb & Tyler in New York City.

          (7) Includes 278 shares each that may be acquired by Messrs. Briskin, Lake and Peoples within sixty days, upon exercise of stock options.

          (8) Mr. Brown joined the Board of Directors on November 19, 1998, filling a vacancy created by the resignation of Herbert A. Lerner. Since 1984, Mr. Brown has been the president of The Windsor Group, Inc., a business consulting firm focused on the oil industry and international operations.

          (9) Mr. Lessard was employed in a variety of management positions from 1966 through December 1995 at the U.S. National Security Agency ("NSA"), Department of Defense. During his final two years at NSA, Mr. Lessard was the Group Chief in the Operations Directorate responsible for communications and cryptographic technology. Since his retirement in December 1995, he has represented the Director of the National Security Agency on several special projects.

          (10) Includes 945 shares that may be acquired by Mr. Lessard within sixty days, upon exercise of stock options.

          (11) In conjunction with the legal settlements reached by the Company on November 19, 1998 and the appointment of Dr. Awan as Chairman of the Board, Mr. Guild was named to the new position of Vice Chairman of the Board on the same date. Mr. Guild had served as Chairman of the Board and Chief Executive Officer of the Company from February 13, 1998 until November 19, 1998; he continues to serve as Chief Executive Officer and President. Mr. Guild was elected to the Board on May 1, 1997 and had been an independent consultant to the company from that time until February 13, 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a unit of Raytheon Company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement with Company which has been previously filed with the Securities and Exchange Commission on the Company's Form 10-K for the year ending October 3, 1998.

          (12) Includes 84,945 shares that may be acquired by Mr. Guild within sixty days, upon exercise of stock options. Excludes 78,975 held by the ESOP, which Mr. Guild, as

                Trustee of the ESOP, may be deemed to own beneficially. Mr. Guild disclaims beneficial ownership of these shares.

          (13) Mr. Lake has been a financial consultant to various government agencies since 1991. Before initiating his consulting practice, Mr. Lake served as Director of the International Banking Services Division of the American Security Bank in Washington, D.C.

          (14) Mr. Peoples is the Vice President for International and Washington Operations of Aerojet, a privately held aerospace and defense contractor, and has been employed by that Company since 1992. Previously, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company.

          (15)  Mr. Gill has been employed by the Company since August, 1983.

          (16) Includes 9,551 shares currently allocated to Mr. Gill under the ESOP.

          (17) Includes 86,724 shares that the directors and officers have the right to acquire within 60 days of December 11, 1998, upon the exercise of stock options.

          (18) Dr. Awan and Mr. Brown were deemed elected pursuant to the settlement agreement as set forth in Section I.F. herein.

         A quorum being present, the affirmative vote of the holders of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting is required to elect each director. Thus, abstention or broker non-votes will not be included in the totals and will have no effect on the outcome of the vote.


B.  Meetings of the Board of Directors and Committees

The Board of Directors held fourteen meetings during the twelve months ended October 3, 1998. Each of the directors attended at least 75% of the aggregate of
(a) the total number of meetings of the Board of Directors he was eligible to attend and (b) the total number of meetings of all committees of the Board of Directors on which he served which were held during fiscal year 1998.

The Audit Committee of the Board, of which Messrs. Briskin and Lake are members, held four meetings during fiscal year 1998. Mr. Lerner and Mr. Phalon were members of the Audit Committee until November 19, 1998. The Audit Committee oversees the accounting and tax functions of the Company, recommends to the Board the engagement of independent auditors for the year subject to approval by the stockholders of the Company, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements of the Company and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the Company's system of internal controls and its accounting and reporting practices.

The Compensation Committee of the Board, of which Mr. Lessard is the only member, held one meeting during fiscal year 1998. Mr. Guild was a member of the Compensation Committee until February 1998 and Mr. James McCalmont was a member until January 13, 1998. The Compensation Committee reviews and recommends to the Board compensation for the President, the Chairman of the Board and outside directors. It also reviews and recommends the adoption, amendment and implementation of incentive compensation plans, stock option plans and other employee benefit plans and programs for the Company and officers and directors of the Company.

During fiscal year 1998, the Company did not have a Nominating Committee or an Operations Committee.


C.  Compensation of Directors

Directors who are not regular employees of the Company received a fee of $1,200 for each meeting of the Board of Directors they attended during fiscal year 1998. In addition, each outside director is authorized to receive an annual retainer of $2,800, paid in arrears in quarterly increments of $700. During fiscal year 1998, directors also received a fee of $500 for each meeting of a committee of the Board of Directors they attended. Mr. Herbert Lerner, who was an employee of the Company until his resignation on November 19, 1998 was also authorized to receive the retainer and fees for attendance at meetings.

In February 1997, the Board approved additional director compensation that was intended to grant 1,000 share stock options under the Company's 1991 Stock Option Plan and also to grant 500 shares of Technical Communications Corporation's common stock to all directors on a pro rata basis, effective on the date of the 1998 Annual Meeting of the Board of Directors. At the 1998 Annual Meeting of the Board of Directors on August 14, a total of 4,669 immediately exercisable options were granted with a term of five (5) years from the date of the grant at an exercise price of $5.42, 85% of fair market value. Seven different directors received these grants. In addition, a total of 2,865 shares of Common Stock were granted to ten different directors and former directors at a price per share of $6.38 on August 14, 1998.


D.  Certain Relationships and Related Transactions

         Carl H. Guild, Jr., Vice Chairman of the Board, Chief Executive Officer and President of the Company, is Trustee of the Technical Communications Corporation Employees' Stock Ownership Trust. Herbert A. Lerner, who resigned as a Director of the Company and as Company Treasurer and Chief Financial Officer on November 19, 1998, was formerly a Trustee of the Employees' Stock Ownership Plan. James A. McCalmont, a former Director of the Company, was also a Trustee of the Employees' Stock Ownership Trust until his resignation from the Board on January 13, 1998. At its August 27, 1997 meeting, the Board of Directors voted to terminate the Employee Stock Ownership Plan effective October 1, 1997.

         Edward E. Hicks, Esq., the Company's Secretary and Clerk, is a member of a law firm that provides legal services to the Company.


         On November 19, 1998, the Company settled certain litigation as set forth in Section I.F herein. Pursuant to such settlement, the Company, Arnold McCalmont, Herbert A. Lerner, Robert T. Lessard, Carl H. Guild, Jr., Mitchell B. Briskin, Donald Lake and Thomas E. Peoples entered into a settlement agreement with M. Mahmud Awan and Philip Phalon. The settlement agreement and standstill agreement set forth mutual full releases as to the litigation and also include provisions requiring, among other things, (i) the Company to reimburse the former proxy contestants' expenses in payments aggregating $395,000, (ii) the dissolution of the Awan/ Phalon group created to facilitate the proxy contest and (iii) the former proxy contestants to abide by certain standstill provisions until October 1, 2000.

         On June 27, 1995, the Company invested $250,800 for a minority interest in Series B Preferred Stock of Net2Net Corporation, a privately held company that develops high performance management and analysis systems for Asynchronous Transfer Mode ("ATM") networks. The Company also paid a deposit for inventory, purchased at a discounted price, valued at $244,200, as well as entered into a distribution agreement with Net2Net that gave TCC the exclusive right to sell Net2Net products to certain U.S. government departments. As of October 3, 1998, $144,283 of the inventory had been sold and the remaining $99,917 has been either written down or fully reserved. On May 15, 1998, Visual Networks, Inc. ("Visual"), a public company, merged with and into Net2Net. Under the terms of the merger, all outstanding shares of Net2Net were exchanged for an aggregate of 2,250,000 shares of Visual common stock. Pursuant to an Escrow Agreement by State Street Bank & Trust Company to indemnify and hold Visual and the Merger Subsidiary harmless from the breach of default of representations, warranties, covenants and agreements given or made by Net2Net, seven and one-half percent (7.5%) of the aggregate number of shares of Visual Common Stock issued to Net2Net stockholders in connection with the merger are being held in escrow until the earlier of (i) three business days after the delivery by Visual's independent certified public accountants of its reports for the fiscal year ended December 31, 1998 or (ii) the close of business on March 31, 1999. Pursuant to a Registration Rights Agreement, Visual has agreed to file a registration statement covering the shares of Visual Common Stock issued in the Merger by no later than one month after March 1, 1999. Until this registration has been completed, Visual shares are considered restricted, in that they may not be transferred or resold except as permitted under the Securities Act of 1933.

         Net2Net's President was Stephen McCalmont, son of Arnold McCalmont, a former director and former Chairman of Technical Communications Corporation, and brother of James McCalmont, another former director of the Company. Both of these gentlemen, in addition to Herbert A. Lerner, a former director, Chief Financial Officer and Treasurer of the Company, were also investors in Net2Net Corporation.

         With the exception of Arnold M. McCalmont, former Chairman of the Board and director, who retired in fiscal year 1998, and James A. McCalmont, who also resigned from the Board in fiscal year 1998, no director or executive officer is related to any other director or executive officer by blood or marriage.

E.  Executive Compensation and Other Information



                           SUMMARY COMPENSATION TABLE

                          Fiscal Year 1998 Compensation

The following tables set forth certain summary information concerning compensation paid or accrued by the Company during the past three fiscal years to its Chief Executive Officer and the other executive officers of the Company whose annual compensation during fiscal year 1998 exceeded $100,000 (hereafter referred to as the "named executive officers"):

                  Name and              Fiscal                                           All Other
           Principal Position             Year        Salary           Bonus           Compensation
           ------------------             ----        ------           -----           -------------
        Graham R. Briggs (1)              1998        $ 36,106      $   -               $    400(2)
        Former Vice President of          1997        $ 96,324      $ 11,171(3)         $   -
        Finance                           1996        $ 85,865      $  1,500(3)         $  1,747(4)



                                       9


        Roland S. Gerard (5)              1998        $ 62,399      $   -               $ 18,274(6)
        Former President and              1997        $158,708      $ 45,171(7)         $  1,173(8)
        Chief Executive Officer           1996        $125,862      $ 15,000(7)         $  4,233(9)

        John I. Gill                      1998        $118,591      $   -               $  1,493(10)
        Executive Vice President          1997        $116,325      $ 18,171(11)        $   -
                                          1996        $108,953      $  1,500(11)        $  2,209(4)

        Carl H. Guild, Jr. (12)           1998        $126,548      $   -               $125,502(13)
        Chief Executive Officer and       1997        $   -         $   -               $  3,600(14)
        President


         (1) Mr. Briggs was employed as the Company's Vice President of Finance until January 14, 1998. From that time until Mr. Lerner's resignation on November 19, 1998, Mr. Lerner had performed the duties of the Vice President of Finance in his capacity as Treasurer and Chief Financial Officer of the Company.

         (2) Represents the Company's 25% match on the first 6% of Mr. Briggs' fiscal year 1998 401(k) contribution.

         (3) These amounts of $11,171 and $1,500 were paid to Mr. Briggs for services rendered in fiscal years 1996 and 1995, respectively.

         (4) Represents the Company's contribution for the respective officer under the Company's Profit-Sharing Plan, a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The contribution is determined by the Board of Directors in its sole discretion, but may not exceed 15% of the Company's net profits before taxes for any given Plan year, nor certain limits imposed by the Internal Revenue Code.

         (5) Mr. Gerard was terminated by the Company and resigned from the Board of Directors on February 13, 1998.

         (6) Includes income realized upon exercise of stock options, the personal use portion of Mr. Gerard's car allowance and moving expenses related to previous periods.

         (7) These amounts of $45,171, and $15,000 were paid to Mr. Gerard for services rendered in fiscal years 1996 and 1995, respectively.

         (8) Represents the personal use portion of Mr. Gerard's automobile allowance.

         (9) Represents the Company's $3,625 contribution to Mr. Gerard under the Company's Profit-Sharing Plan as described in note
                  (3) above, plus $608 for the personal use portion of Mr. Gerard's automobile allowance.

         (10) Represents the Company's 25% match on the first 6% of Mr. Gill's fiscal year 1998 401(k) contribution.

         (11) These amounts of $18,171 and $1,500 were paid to Mr. Gill for services rendered in fiscal years 1996 and 1995, respectively. No payment was received in fiscal year 1998 for services rendered in fiscal year 1997.

         (12) Prior to his employment as Chief Executive Officer of the Company and his election as Chairman of the Board on February 13, 1998, Mr. Guild had been an independent consultant to the Company and a Director since May 1, 1997.

         (13) Includes consultant's fees and expenses of $109,689 related to work performed in fiscal year 1997 and paid in fiscal year 1998, as well as work performed prior to February 13, 1998 and paid in fiscal year 1998. The total also includes director's fees of $11,300 from the beginning of fiscal year 1998 until February 13, 1998, income realized upon receipt of company stock of $3,015 as a result of the Company's August 14, 1998 grant of stock to members of its Board of Directors and $1,498 for the Company's 25% match on the first 6% of Mr. Guild's fiscal year 1998 401(k) contribution.

         (14) Includes director's fees earned and paid in fiscal year 1997. Although Mr. Guild performed consulting services for the Company in fiscal year 1997, no payments to him were made until the following year.

         Stock Options

         Set forth below is an Option/SAR Grants table concerning individual grants of stock options and SARs made during fiscal year 1998 to each of the named executive officers.

Options/SAR Grants in Fiscal Year 1998

                             Number of       Percent of Total
                             Securities        Options/SARs         Exercise
                             Underlying         Granted to          of Base
                             Options/        Employees in FY          Price       Expiration
                             SARs Granted       1998(1)              ($/sh)          Date
                            -------------    -----------------      ---------     ----------
Graham R. Briggs                   -                  -                 -
Roland S. Gerard                   -                  -                 -
John I. Gill                       -                  -                 -
Carl H. Guild, Jr.(2)            20,000             18.8%             $5.000       2/16/08
                                 10,000              9.4%             $5.500       2/16/08
                                 10,000              9.4%             $6.050       2/16/08
                                 10,000              9.4%             $6.655       2/16/08
                                    945              0.9%             $5.420       8/14/03

         (1) In fiscal year 1998, options to purchase a total of 106,369 shares of the Company's Common Stock were granted to employees of the Company.

         (2) Common Stock options were granted to Mr. Guild under the 1991 Plan on November 19, 1998. These options are exercisable as follows: (i) 60,000 shares became exercisable on November 19, 1998 at an exercise price of $4.00 per share, (ii) 20,000 shares are exercisable on June 30, 1999 at an exercise price of $4.00 and (iii) 20,000 shares are exercisable on September 30, 1999 at an exercise price of $4.00.

         The above table does not include outstanding options granted to the Company's former president, Dale G. Peterson, on March 2, 1998 to purchase 20,000 shares of Common Stock under the 1991 Plan. These shares were granted and exercisable on that date at an exercise price of $6.38 per share. An additional 30,000 shares, granted on March 2, 1998, but not exercisable until anniversary dates of Mr. Peterson's employment in subsequent years, were cancelled as a result of Mr. Peterson's resignation effective September
19, 1998.

         Set forth below is a table concerning each exercise of stock options (or tandem SARs) and freestanding SARs during fiscal year 1998 by each of the named executive officers and the value at October 3, 1998 of unexercised options and SARs.

Aggregated Option/SAR Exercises for Fiscal Year Ended October 3, 1998 and Fiscal Year Option/SAR Values

                                                                                           Value of Unexercised
                                                       Number of Unexercised             In-the-Money Options at
                                                    Options at Fiscal Year End              Fiscal Year End(1)
                                                    --------------------------           -----------------------
                         Shares
                        Acquired         Value                           Not                             Not
       Name            on Exercise     Realized      Exercisable      Exercisable    Exercisable      Exercisable
       ----            -----------     --------      -----------      -----------    -----------      -----------

Carl H. Guild, Jr.           -             -          24,945(2)        46,000(3)          -                -
Roland S. Gerard             -             -             -  (4)           -               -                -

(1) Value is based on the difference between the option exercise price and the fair market value at October 3, 1998 ($4.25 per share) multiplied by the number of shares underlying the in-the-money portion of the option.

(2) This represents grants of options under the 1991 Plan to buy 4,000 shares granted on May 1, 1997 at an exercise price of $8.875 per share, 20,000 shares granted on February 16, 1998 at an exercise price of $5.00 per share and 945 shares granted on August 14, 1998 at an exercise price of $5.420 per share.

(3) This represents unexercisable grants of options under the 1991 Plan to buy 16,000 shares granted on May 1, 1997 at the following exercise dates and prices: (i) 4,000 shares on May 1, 1999 at an exercise price of $9.76 per share; (ii) 4,000 shares on May 1, 2000 at an exercise price of $10.74 per share; (iii) 4,000 shares on May 1, 2001 at an exercise price of $11.81 per share and (iv) 4,000 shares on May 1, 2002 at an exercise price of $12.99 per share. In addition, there are unexercisable grants of options under the 1991 Plan to buy 30,000 shares granted on February 16, 1998 at the exercise dates and prices detailed in the above table on fiscal year 1998 Stock Option/SAR Grant activity.

(4) Options to purchase 100,000 shares of Common Stock under the 1991 Plan granted to Mr. Gerard in previous years have all expired due to termination of Mr. Gerard's employment with the Company in February 1998.

Compliance with Section 16(a) of the Securities Exchange Act Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on the Company's review of the copies of such forms received and written representations from certain reporting persons that they were not required to file, the Company believes that during fiscal year 1998, its executive officers, directors and greater-than-ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

F.  Legal Proceedings

         On November 20, 1998, the Company announced the settlement of shareholder litigation initiated by Philip Phalon and Dr. Mahmud Awan, which had been pending in Middlesex County, Massachusetts Superior Court since February 1998. The Company also announced the simultaneous settlement of litigation regarding the tabulation of voting results of the Company's 1998 annual stockholders meeting held August 14, 1998 (the "1998 Stockholders Meeting"). In connection with the settlement of these matters, Dr. Awan and Mr. Mitchell Briskin were deemed elected at the 1998 Stockholders Meeting. Additionally, Mr. David Brown was appointed to the Company's Board of Directors, filling the Board seat held by Mr. Herbert Lerner, who, along with Mr. Philip Phalon, resigned from the Board. Dr. Awan is serving as Chairman of the Board and Carl H. Guild, Jr., the Company's Chief Executive Officer and President, is serving as Vice Chairman of the Board, each to serve until the later of October 1, 2000 or such date as their respective successors are elected and qualified. The Board now consists of Mr. Guild, Mitchell Briskin, Donald Lake, Robert Lessard, Thomas Peoples, David Brown and Dr. Awan. The Company's Board will remain classified, with each director serving a staggered term as set forth above.

         The settlement agreement and standstill agreement executed by the Company and members of the opposition group that had filed a Form 13D (the "13D Group") in the settlement of the above described litigation set forth mutual full releases as to the litigation and also include provisions requiring (i) the Company to reimburse the 13D Group's expenses in payments aggregating $395,000,
(ii) the dissolution of the 13D Group (Note: Members of the 13D Group plan to file an amendment to their Form 13D dissolving the 13D Group in either December 1998 or January 1999.) and (iii) the former proxy contestants to abide by certain standstill provisions until October 1, 2000.

         The Company is also the defendant in Gerard v. Technical Communications Corporation, et al., filed in United States District Court for the District of Massachusetts in 1998. This case arises from disputes concerning the hiring and termination of Roland Gerard, former president of the Company. According to the Complaint, the Company violated federal securities laws in the hiring process for Mr. Gerard by making false statements about the Company which induced him to accept employment, the compensation for which included certain stock options. The Complaint also alleges breach of contract, wrongful termination, and civil conspiracy. At present, the Company's motion to dismiss is pending. Because of the early stage of the litigation, it is impossible to determine the ultimate outcome. The Company is determined to contest this suit vigorously.


                    II. RATIFICATION OF SELECTION OF AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending October 2, 1999. Arthur Andersen LLP served as the Company's auditors for fiscal year 1998. A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the appointment of the auditors shall be required for approval. Thus, abstentions or broker non-votes will not be included in the totals and will have no effect on the outcome of the vote.

It is expected that a member of the firm of Arthur Andersen LLP will be present at the Meeting and will be available to respond to appropriate questions.


                               III. OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

It is currently contemplated that the 2000 Annual Meeting of Stockholders will be held on February 14, 2000. Proposals of stockholders intended to be present at that annual meeting of stockholders must be received by the Company at its principal executive offices no later than September 7, 1999, for inclusion in the Proxy Statement and Form of Proxy relating to that meeting and must comply with the applicable requirements of federal securities laws. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

EXPENSES AND SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company, personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers and their custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

ADDITIONAL INFORMATION

The Company will provide, without charge to each stockholder entitled to a vote at the Meeting, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ending October 3, 1998. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

                      TECHNICAL COMMUNICATIONS CORPORATION
           Proxy for Annual Meeting of Stockholders -- February 8, 1999

The undersigned hereby appoints CARL H. GUILD, JR. and EDWARD E. HICKS, or either of them, the action of both of them voting to be controlling, attorneys of the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in TECHNICAL COMMUNICATIONS CORPORATION at the Annual Meeting of Stockholders to be held at 10:00 a.m. on February 8, 1999 and at any adjournments thereof.

This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR items 1 and 2.

Please vote, date and SIGN on the REVERSE SIDE, and promptly return in the enclosed envelope.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED AND IF NO CHOICE IS INDICATED IT WILL BE VOTED FOR ITEMS 1 AND 2.


                                                                 CONTINUED...

  ----  Please mark your
A | X | votes as in this
  ----  example using
        dark ink only.

----------------------------------------------------------------------------------------------------------------------------
                                WITHHOLD                                                           FOR   AGAINST  ABSTAIN
                    FOR         AUTHORITY    Nominees:  David A. B. Brown     (2) PROPOSAL NO. 2   ----   ----     ----
(1) ELECTION OF    ----          ----                   Robert T. Lessard                          |  |   |  |     |  |
    DIRECTORS      |  |          |  |                                                              ----   ----     ----
                   ----          ----
                                                                              (3) PROPOSAL NO. 3   ----   ----     ----
                                                                                                   |  |   |  |     |  |
                                                                                                   ----   ----     ----

                                                                              (2) The Board of Directors recommends that
                                                                              you vote FOR the ratification of Arthur Andersen
                                                                              LLP. To ratify the selection of the firm of Arthur
                                                                              Andersen LLP as the Company's auditors.

                                                                              (3) In their discretion, the proxies are
                                                                              authorized to vote upon such other business
                                                                              as may properly come before this meeting.







_________________________________ DATE __________________, 1999 _________________________________ DATE __________________, 1999
          SIGNATURE                                                 SIGNATURE IF HELD JOINTLY
Please sign exactly as the name appears stenciled on this Proxy. When signing as attorney, executors, administrators, trustee or guardian, please set forth your full title. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.